UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2007

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1169 Pittsford-Victor Rd, Bldg 3 Suite 125, Pittsford, New York		14534
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-248-0740

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On June 6, 2007 Torvec purchased the entire membership interest held by Robert C. Horton in Variable Gear, LLC for $19,250 represented by 5,000 shares of the company’s $.01 par value common stock based upon the closing price of such stock on Friday June 1, 2007.

A complete copy of the letter agreement terminating Mr. Horton’s interest in Variable Gear follows:

June 6, 2007

Robert C. Horton
3876 East Lake Road
Canandaigua, New York 14424

Re: Purchase of Variable Gear, LLC
Membership Interest

Dear Bob,

On Sunday, June 3, 2007, we met as the sole members of Variable Gear, LLC via telephonic conference in accordance with sections 15.7 and Article VII of Variable Gear’s Operating Agreement ("Agreement").

Our discussions dealt with the requirement, set forth in section 11.4.1 of the Agreement, that Torvec purchase your Membership Interest and/or your Distributional Interest in Variable Gear as of January 1, 2008. After a full discussion of the events surrounding the creation of Variable Gear and the events that have transpired since the company’s creation in mid-2000, we agreed that it would be appropriate for Torvec to purchase your entire interest in Variable Gear effective June 1, 2007.

After further discussion, we agreed that, despite the language set forth in section 11.4.1 regarding the engagement of a "qualified appraiser" to provide us with a fair market value for the purchase, a fair and adequate purchase price for your Membership Interest would be 5,000 shares of the $.01 par value common stock based upon the closing price of such stock on Friday, June 1, 2007.

We further agreed that the shares to be issued to you in exchange for your Membership Interest would be issued pursuant to Torvec’s Business Consultants Stock Plan. As you know, the issuance of such shares has been duly registered with the Securities and Exchange Commission so that, upon receipt by you, are freely-tradable in the open market.

We also agreed that, upon issuance by Torvec of the stock certificate representing the 5,000 common share purchase price, your Membership Interest in Variable Gear would be cancelled and you would be deemed to have effectively resigned as a manager of the company.

I believe this letter accurately reflect our discussion.

If you are in agreement, I would ask that you sign and date a copy of this letter provided for such purpose and return the copy to me in the self-addressed envelope which we have enclosed for your use.

Sincerely,

/s/ James Y. Gleasman

James Y. Gleasman
Chief Executive Officer
Torvec, Inc.

I agree that this letter accurately reflects the discussions held on Sunday, June 3, 2007 and I hereby accept the offer of 5,000 freely-tradable shares of the $.01 par value common stock of Torvec, Inc. in exchange for all of my right, title and interest in Variable Gear, LLC.

Date: 6/6/2007

s/ Robert C. Horton

Robert C. Horton

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

June 6, 2007	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO